Exhibit 10.1

AMENDED AND RESTATED OPERATIONS & ASSETS NOTE
(Secured)

$4,878,238	August __, 2008

FOR VALUE RECEIVED, MARSHALL HOLDINGS INTERNATIONAL, INC., a Nevada corporation formerly known as “Gateway Distributors, Ltd.” (the “Maker”) promises to pay to the order of KATHLEEN LAGORIO JANSSEN on behalf of MARSHALL DISTRIBUTING, L.L.C., a Utah limited liability company, and EMS BUSINESS DEVELOPMENT, INC., a California corporation, or assignee (collectively, the “Payee”) on or before __________, the sum of $4,330,000.00 plus accrued interest through June 30, 2008 in the amount of $548,238 (the “Principal”).  Notwithsatnding anything herein contained to the contrary, in the event of a “Change of Control,” this Note shall become immediately due and payable.

All payments shall be made in full and in a timely manner without deduction or set off.

The Maker shall have the right to prepay this Note in whole or in part at any time, without the prior written consent of the Payee and without premium or penalty.  Maker shall provide thirty (30) days written notice of prepayment to Payee, during which notice period Payee may exercise the Conversion Right.

This Note is secured by the collateral (the “Collateral”) described in that certain Security Agreement and UCC-1 Financing Statement dated June 30, 2006.

If default be made in the payment, in whole or in part, of any sum provided for herein when due or, if default shall be made with respect to any covenant or obligation to be performed by the Maker as provided in that certain Contract for Sale of Business and Assets dated as of June 30, 2006, between the Maker, the Payee and Terry D. Nielsen (the “Agreement”) and such default has not been cured within 15 days after written notice thereof, then the Payee may, at its option, without further notice or demand, declare the unpaid principal balance and any accrued interest on this Note at once due and payable and pursue any and all rights, remedies and recourses available to the Payee, or pursue any combination of the foregoing, all remedies hereunder, at law or in equity being cumulative.

In the event of any default hereunder, the Maker shall pay to the Payee a late charge equal to 10 percent of the installment or amount in default and the unpaid principal balance of this Note shall bear interest from June 30, 2006 until such default has been fully cured at the rate of 10 percent per annum.

Failure to exercise any of the foregoing options upon the happening of one or more defaults shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other default.  The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of the Payee.

All amounts payable hereunder are payable in lawful money of the United States of America.  Checks are deemed payment when received by the Payee.  The Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

It is expressly stipulated and agreed to be the intent of the Maker and the Payee at all times to comply with the applicable Nevada law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Nevada law).  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if the Payee’s exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by the Maker results in the Maker having paid any interest in excess of that permitted by applicable law, then it is the Maker’s and the Payee’s express intent that all excess amounts theretofore collected by the Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Maker), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness evidenced hereby for so long as any debt is outstanding.

All notices hereunder shall be given at the following addresses:

If to the Maker, at 2750 West Brooks Avenue, Suite 103, North Las Vegas, Nevada 89032.

If to the Payee at 2771 East French Camp Road, Manteca, California 95336.

Either party may change its address for notice purposes upon giving 30 days prior notice thereof to any other party in accordance with this paragraph.  All notices given hereunder shall be in writing and shall be considered properly given if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram.  Any notice mailed as above provided shall be effective two business days after its deposit in the custody of the United States Postal Service; all other notices shall be effective upon receipt by the addressee.

This Note shall be governed, construed and enforced according to the laws of the State of Nevada.

ADDITIONAL PROVISIONS

1.              Conversion of Note.  This Note shall be convertible on the terms and conditions set forth below into shares of the common stock of the Maker, par value $0.001 per share or, at the sole election of the Payee, into any other securities owned by the Maker (collectively, the “Common Stock”).

(a)            Conversion Right.  Subject to the provisions of Paragraph 1(d), below, at any time or times on or after the date hereof, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of the Common Stock in accordance with Paragraph 1(c), below, at the Conversion Rate (as defined below).  The Maker shall not issue any fraction of a share of the Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of the Common Stock, the Maker shall round such fraction of a share of the Common Stock up to the nearest whole share.  The Maker shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of the Common Stock upon conversion of any Conversion Amount.

(b)            Conversion Rate.  The number of shares of the Common Stock issuable upon conversion of any Conversion Amount pursuant to Paragraph 1(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price then in effect (the “Conversion Rate”).

(i)             “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)            “Conversion Price” means 80 percent of the Closing Sale Price of the shares of the Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Conversion Notice (hereinafter defined) and for 12 months thereafter.  After the expiration of 12 months from the date immediately preceding the date of the Conversion Notice, “Conversion Price” means 75% of the Closing Sale Price as aforesaid.  The Conversion Price shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock.

(c)            Mechanics of Conversion.

(i)             Optional Conversion.  To convert any Conversion Amount into shares of the Common Stock on any date (a “Conversion Date”), the Payee shall (A) transmit to the Maker by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) and (B) if required by Paragraph 1(c)(iv), surrender this Note to a nationally recognized overnight delivery service for delivery to the Maker (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the next Trading Day following the date of receipt of a Conversion Notice, the Maker shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Payee and the Transfer Agent.  On or before the second Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Maker shall (1) (X) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer Program of DTC credit such aggregate number of shares of the Common Stock to which the Payee shall be entitled to the Payee’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Payee or its designee, for the number of shares of the Common Stock to which the Payee shall be entitled, and (2) pay to the Payee in cash an amount equal to the accrued and unpaid interest on the Conversion Amount up to and including the Conversion Date.  If this Note is physically surrendered for conversion as required by Paragraph 1(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Maker shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.  In the event of a partial conversion of this Note pursuant hereto, the amount of the Principal converted shall be as set forth in the Conversion Notice.

(ii)            Maker’s Failure to Timely Convert.  If within three Trading Days after the Maker’s receipt of the facsimile copy of a Conversion Notice, the Maker shall fail to issue and deliver a certificate to the Payee or credit the Payee’s balance account with DTC for the number of shares of the Common Stock to which the Payee is entitled upon such Payee’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Payee purchases (in an open market transaction or otherwise) the Common Stock to deliver in satisfaction of a sale by the Payee of the Common Stock issuable upon such conversion that the Payee anticipated receiving from the Maker (a “Buy-In”), then the Maker shall, within three Business Days after the Payee’s request and in the Payee’s sole discretion, either (1) pay cash to the Payee in an amount equal to the Payee’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of the Common Stock so purchased (the “Buy-In Price”), at which point the Maker’s obligation to deliver such certificate (and to issue the Common Stock) shall terminate, or (2) promptly honor its obligation to deliver to the Payee a certificate or certificates representing the Common Stock and pay cash to the Payee in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of the Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)           Registration; Book-Entry.  The Maker shall maintain a register (the “Register”) for the recordation of the name and address of the Payee and the principal amount of the Note held by the Payee (the “Registered Note”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Maker and the Payee shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes, including, without limitation, the right to receive payments of the Principal and interest hereunder, notwithstanding notice to the contrary.  The Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of the Registered Note by the Payee, the Maker shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Payee shall not be required to physically surrender this Note to the Maker unless (1) the full Conversion Amount represented by this Note is being converted or (2) the Payee has provided the Maker with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  The Payee and the Maker shall maintain records showing the Principal, interest and late charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Payee and the Maker, so as not to require physical surrender of this Note upon conversion.

(iv)           Disputes.  In the event of a dispute as to the number of shares of the Common Stock issuable to the Payee in connection with a conversion of this Note, the Maker shall issue to the Payee the number of shares of the Common Stock not in dispute and resolve such dispute in accordance with Paragraph 6 hereof.

(d)            Limitations on Conversions.  The Maker shall not effect any conversion of this Note, and the Payee (including any successor, transferee or assignee) shall not have the right to convert any portion of this Note pursuant to Paragraph 1(a), to the extent that after giving effect to such conversion, the Payee (together with the Payee’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of the Common Stock beneficially owned by the Payee and its affiliates shall include the number of shares of the Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of the Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Payee or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Maker (including, without limitation, any other notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Payee or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Paragraph 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Paragraph 1(d), in determining the number of outstanding shares of the Common Stock, the Payee may rely on the number of outstanding shares of the Common Stock as reflected in (x) the Maker’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Maker, or (z) any other notice by the Maker or the Transfer Agent setting forth the number of shares of the Common Stock outstanding.  For any reason at any time, during regular business hours of the Maker and upon the written request of the Payee, the Maker shall within two Business Days confirm in writing to the Payee the number of shares of the Common Stock then outstanding.  In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Payee or its affiliates since the date as of which such number of outstanding shares of the Common Stock was reported.  By written notice to the Maker, the Payee may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (A) any such increase will not be effective until the 61st day after such notice is delivered to the Maker, (B) any such increase or decrease will apply only to the Payee and not to any other holder of Notes, and (C) and in no case shall the Payee or its Affiliates acquire in excess of 9.999% of the outstanding shares of the Common Stock or the voting power of the Maker.

2.              Rights Upon Event of Default.  In addition to any other default described herein, each of the following events shall constitute an “Event of Default”:

(a)            The suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a period of five consecutive Trading Days or for more than an aggregate of 10 Trading Days in any 365-day period;

(b)            The Maker’s (i) failure to cure a Conversion Failure by delivery of the required number of shares of the Common Stock within 10 Business Days after the applicable Conversion Date, or (ii) written notice to the Payee, including by way of public announcement or through any of its authorized agents, at any time, of its intention not to comply with a request for conversion of this Note into shares of the Common Stock that is tendered in accordance with the provisions hereof;

(c)            At any time following the tenth consecutive Business Day that the Payee’s Authorized Share Allocation is less than the number of shares of the Common Stock that the Payee would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Paragraph 1(d) or otherwise);

(d)            The Maker’s failure to pay to the Payee any amount of the Principal (including, without limitation or any redemption), interest, late charges or other amounts when and as due under this Note or any other document (as defined in the Agreement), or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Payee is a party, except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure continues for a period of at least five Business Days;

(e)            Any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Maker;

(f)             The Maker, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing that it is generally unable to pay its debts as they become due;

(g)            A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker in an involuntary case, (ii) appoints a Custodian of the Maker, or (iii) orders the liquidation of the Maker;

(h)            A final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Maker and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Maker provides the Payee a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Payee) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(i)             The Maker breaches any representation, warranty, covenant or other term or condition of any document described in the Agreement, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive Business Days;

(j)             The inability of the Common Stock to be transferred with DTC through the Deposit Withdrawal at Custodian system; or

(k)            The Security Agreement (as defined in the Agreement) shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms thereof, first priority lien in favor of the Payee.

3.              Adjustment of Conversion Price upon Subdivision or Combination of the Common Stock.  If the Maker at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of the Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Maker at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of the Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

4.              Other Events.  If any event occurs of the type contemplated by the provisions of this Note but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Maker’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Payee under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Note.

5.              Reservation of Authorized Shares.

(a)            Reservation.  The Maker initially shall reserve out of its authorized and unissued shares of its Common Stock a number of shares equal to 100 percent of the Conversion Rate with respect to the Conversion Amount as of the date hereof.  So long as this Note is outstanding, the Maker shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, 100 percent of the number of shares of the Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of the Common Stock so reserved be less than the number of shares required to be reserved pursuant to the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b)            Insufficient Authorized Shares.  If at any time while this Note remains outstanding the Maker does not have a sufficient number of authorized and unreserved shares of the Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Note at least a number of shares of the Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Maker shall immediately take all action necessary to increase the Maker’s authorized shares of the Common Stock to an amount sufficient to allow the Maker to reserve the Required Reserve Amount for this Note then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 45 days after the occurrence of such Authorized Share Failure, the Maker shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of the Common Stock.  In connection with such meeting, the Maker shall provide each shareholder with a proxy or information statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of the Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

6.              Dispute Resolution.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Maker shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Payee.  If the Payee and the Maker are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Payee, then the Maker shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price to an independent, reputable investment bank selected by the Maker and approved by the Payee (such approval not to be unreasonably withheld or delayed) or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Maker’s independent, outside accountant.  The Maker, at the Maker’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Maker and the Payee of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

7.              Voting Rights.  The Payee shall have no voting rights as the holder of this Note with respect to the Common Stock, except as required by law, including but not limited to the Nevada Revised Statutes, and as expressly provided in this Note.

8.              Certain Definitions.  For purposes of this Note, the following terms shall have the following meanings:

(a)            “Agreement” means that certain Contract for Sale of Business and Assets dated as of June 30, 2006, between the Maker, the Payee and Terry D. Nielsen.

(b)           “Average Market Price” means, for any given date, the lesser of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the 20 consecutive Trading Day period ending on the third Trading Day immediately prior to such given date, and (ii) the arithmetic average of the Weighted Average Price of the Common Stock during the five consecutive Trading Day period commencing during the 20th consecutive Trading Day period ending on the third Trading Day immediately prior to such given date provided, that all such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such periods.

(c)            “Bloomberg” means Bloomberg Financial Markets.

(d)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)            “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of a majority of the Maker’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker.

(f)            “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market of the makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Maker and the Payee.  If the Maker and the Payee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Paragraph 6 hereof.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)            “Eligible Market” means, the Principal Market, The New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market or the American Stock Exchange.

(h)            “Fundamental Transaction” means that the Maker shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Maker is the surviving corporation) another person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Maker to another person, or (iii) allow another person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Maker.

(i)             “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(j)             “Principal Market” means Over-the-Counter Bulletin Board or the “pink sheets.”

(k)            “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(l)             “Transfer Agent” means with respect to the Maker, Transfer Online, Inc., whose address is 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204.

(m)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market the Makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Maker and the Payee.  If the Maker and the Payee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Paragraph 6 hereof.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

9.              Extension, Modification, Renewal, and Rearrangement.  This Note is delivered by the Maker, and is accepted by the Payee in extension, modification, renewal, rearrangement (but not in release, novation or discharge) of that certain Operations & Assets Note dated June 30, 2006, in the original principal amount of $5,230,000.00 delivered by the Maker to the Payee to (i) extend and rearrange and restate the payment terms, and (ii) incorporate other the modifications herein set forth.

EXECUTED as of the date and year first above written.

MARSHALL HOLDINGS INTERNATIONAL, INC.

By
Richard A. Bailey, Chief Executive Officer

Attachment:
Exhibit I - Conversion Notice

EXHIBIT I

CONVERSION NOTICE

The undersigned hereby exercises the right to purchase _________________ of the shares of the Common Stock of RECEIVED, MARSHALL HOLDINGS INTERNATIONAL, INC., a Nevada corporation formerly known as “Gateway Distributors, Ltd.” (the “Maker”) evidenced by the attached AMENDED AND RESTATED OPERATIONS & ASSETS NOTE (the “Note”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

EXECUTED this ___ day of ______________, 20___.

ACKNOWLEDGMENT

The Maker hereby acknowledges this Conversion Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of the Common Stock in accordance with the Transfer Agent Instructions dated June __, 2008 from the Maker and acknowledged and agreed to by the Transfer Agent.

MARSHALL HOLDINGS INTERNATIONAL, INC.

By
Richard A. Bailey, Chief Executive Officer